MEDCATH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,

	2003	2002

Net revenue	$156,626	$121,101
Operating expenses:
Personnel expense	48,853	39,750
Medical supplies expense	42,617	27,948
Bad debt expense	13,859	5,234
Other operating expenses	32,955	29,222
Pre-opening expenses	3,444	2,406
Depreciation	10,443	9,517
Amortization	290	437
Loss (gain) on disposal of property, equipment and other assets	(84)	70

Total operating expenses	152,377	114,584

Income from operations	4,249	6,517
Other income (expenses):
Interest expense	(6,589)	(6,206)
Interest income	233	452
Other income, net	4	23
Equity in net earnings of unconsolidated affiliates	577	754

Total other expenses, net	(5,775)	(4,977)

Income (loss) before minority interest and income taxes	(1,526)	1,540
Minority interest share of earnings of consolidated subsidiaries	(34)	(891)

Income (loss) before income taxes	(1,560)	649
Income tax benefit (expense)	627	(259)

Net income (loss)	$(933)	$390

Earnings (loss) per share, basic and diluted	$(0.05)	$0.02

Weighted average number of shares, basic	17,949	18,012
Dilutive effect of stock options	—	72

Weighted average number of shares, diluted	17,949	18,084

MEDCATH CORPORATION
SELECTED OPERATING DATA
(In thousands, except per share data and selected operating data)
(Unaudited)

	Three Months Ended December 31,

	2003	2002	% Change

Statement of Operations Data:
Net revenue	$156,626	$121,101	29.3%
Adjusted EBITDA (a)	$14,898	$16,541	(9.9)%
Adjusted EBITDA, before pre-opening expenses (a)	$18,342	$18,947	(3.2)%
Income from operations	$4,249	$6,517	(34.8)%
Net income (loss)	$(933)	$390	(339.2)%
Net income (loss) per share, diluted	$(0.05)	$0.02	(350.0)%

(a)	Supplemental Financial Disclosure — Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.

	Three Months Ended December 31,

	2003	2002	% Change

Selected Operating Data (consolidated):
Number of hospitals	10	8
Licensed beds (a)	612	522
Staffed and available beds (b)	532	437
Admissions (c)	9,657	6,775	42.5%
Adjusted admissions (d)	12,184	8,384	45.3%
Patient days (e)	34,294	24,739	38.6%
Average length of stay (days) (f)	3.55	3.65	(2.7)%
Occupancy (g)	70.1%	61.5%
Inpatient Catheterization Procedures	4,697	3,833	22.5%
Inpatient Surgical Procedures	2,345	1,892	23.9%
Hospital Division revenue	$141,433	$103,943	36.1%

	Three Months Ended December 31,

	2003	2002	% Change

Selected Operating Data (same facility):
Number of hospitals	8	8
Licensed beds (a)	522	522
Staffed and available beds (b)	488	437
Admissions (c)	9,202	6,775	35.8%
Adjusted admissions (d)	11,560	8,384	37.9%
Patient days (e)	32,976	24,739	33.3%
Average length of stay (days) (f)	3.58	3.65	(1.9)%
Occupancy (g)	73.4%	61.5%
Inpatient Catheterization Procedures	4,413	3,833	15.1%
Inpatient Surgical Procedures	2,189	1,892	15.7%
Hospital Division revenue	$130,411	$103,943	25.5%

(a)	Licensed beds represent the number of beds for which the appropriate state agency licenses a facility regardless of whether the beds are actually available for patient use.

(b)	Staffed and available beds represent the weighted average number of beds that are readily available for patient use during the period.

(c)	Admissions represent the number of patients admitted for inpatient treatment.

(d)	Adjusted admissions is a general measure of combined inpatient and outpatient volume. We computed adjusted admissions by dividing gross patient revenue by gross inpatient revenue and then mulitplying the quotient by admissions.

(e)	Patient days represent the total number of days of care provided to inpatients.

(f)	Average length of stay (days) represents the average number of days inpatients stay in our hospital.

(g)	We computed occupancy by dividing patient days by the number of days in the period and then dividing the quotient by the number of staffed and available beds.

MEDCATH CORPORATION
SUPPLEMENTAL FINANCIAL DISCLOSURE — RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES
(Unaudited)

      The following table reconciles Adjusted EBITDA and Adjusted EBITDA, before pre-opening expenses with MedCath’s Net income (loss) as derived directly from MedCath’s consolidated financial statements for the three months ended December 31, 2003 and 2002.

	Three Months Ended December 31,

	2003	2002

	(in thousands)
Net income (loss)	$(933)	$390
Add:
Income tax expense (benefit)	(627)	259
Minority interest share of earnings of consolidated subsidiaries	34	891
Equity in net earnings of unconsolidated affiliates	(577)	(754)
Other income, net	(4)	(23)
Interest income	(233)	(452)
Interest expense	6,589	6,206
Loss (gain) on disposal of property, equipment and	(84)	70
other assets Amortization	290	437
Depreciation	10,443	9,517

Adjusted EBITDA	$14,898	$16,541
Add:
Pre-opening expenses	3,444	2,406

Adjusted EBITDA, before pre-opening expenses	$18,342	$18,947

      The following table reconciles estimated Adjusted EBITDA and Adjusted EBITDA, before pre-opening expenses with MedCath’s estimated Net income (loss) for the guidance for the fiscal year ending September 30, 2004.

	Fiscal 2004 Guidance Range
	(in millions)
Net income (loss)	$(2.2)	$—
Add:
Income tax expense (benefit)	(1.1)	—
Minority interest share of earnings of consolidated subsidiaries	4.4	5.1
Total other expenses, net	29.6	29.1
Amortization	1.1	1.1
Depreciation	48.2	48.2

Adjusted EBITDA	$80.0	$83.5
Add:
Pre-opening expenses	5.0	5.0

Adjusted EBITDA, before pre-opening expenses	$85.0	$88.5